POWER OF ATTORNEY



The undersigned hereby constitutes and
appoints John E. Bruno, Katy D. Burke and Cynthia
M. Clarke, and each of them singly as true and lawful attorneys with full power to them and each of them, to execute, on behalf of the undersigned, in the capacity listed below, any and all statements or reports under
Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of reportable securities issued by First Financial Fund, Inc., High Yield Plus Fund, Inc., Nuveen Diversified
Dividend and Income Fund and Partners Balanced
Trust including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5, and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission and any exchange upon which such Fund's are listed, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange upon which such Fund's are listed, granting to said attorney, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, the undersigned has
set his or her hand on this 21st day of December 2004.




Signature:  /s/ Thomas L. Pappas
Name:	      Thomas L. Pappas
Title: 	      Senior Vice President